Exhibit 3.1 (a)

                             ARTICLES OF AMENDMENT
                      TO THE ARTICLES OF INCORPORATION OF
                          PARALLAX ENTERTAINMENT, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of Amendment to the Articles of Incorporation:

                                   ARTICLE ONE

The following amendment to the Articles of Incorporation was adopted in August 2001 by the consent of the shareholders of the Corporation holding a majority of the shares of common stock, pursuant to Article 9.10A and Article 2.28D of the Texas Business Corporation Act, to increase the authroized commmon stock of the Corporation to 200,000,000 shares and to authorize 1,000,000 shares of a preferred class of stock:

     Article Five is hereby deleted in its entirety and replaced by the following language:

                              "Article Five Stock"

     The Corporation is authorized to issue shares of two classes of stock to be designated "common stock" and "preferred stock." The Corporation is authorized to issue a total number of 200,000,000 common shares and 1,000,000 preferred shares; the par value of each share is $0.01.

                                 ARTICLE THREE

The number of shares of the corporation outstanding at the time of such adoption was 1,118,800; and the number of shares entitled to vote thereon was 1,118,800.

                                  ARTICLE FOUR

The holders of 622,000, or 55.6%, of the shares of common stock outstanding and entitled to vote on said amendment have signed a consent in writing pursuant to
Article 9.10 adopting siad amendment and any written notice  required by Article
9.10 has been given. Article ten of the Articles of Incorporation authorize approval of amendments of less than 2/3 of shareholders.

                                  ARTICLE FIVE

These Articles of Amendment shall be effective on October 4, 2001.


Dated:  August 29, 2001

                                                    PARALLAX ENTERTAINMENT, INC.


                                                    By: /s/ Gust Kepler
                                                        ------------------------
                                                        Gust C. Kepler
                                                        President & CEO

                                ACKNOWLEDGEMENT
                                ---------------

STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on this 29th day of August, 2001, by Gust Kepler.


(SEAL)

                                                   -----------------------------
                                                   Notary Public, State of Texas